UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2005

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 480-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2005, the Compensation Committee of the Board of Directors of Huntington Bancshares Incorporated determined bonuses for executive officers for 2004 under Huntington’s Management Incentive Plan (“MIP”). The MIP was approved by Huntington’s shareholders in April 2004.

Bonuses under the MIP for the year ended December 31, 2004, for the named executive officers are as follows:

Name	Bonus Amount
Thomas E. Hoaglin	$405,000
Ronald C. Baldwin	$329,525
Michael J. McMennamin	$205,538
Richard A. Cheap	$209,700
Daniel B. Benhase	$174,818
Mary W. Navarro	$250,000

Additional detail about executive officer bonuses and compensation for 2004 will be included in the Compensation Committee’s Report on Executive Compensation contained in Huntington’s Proxy Statement for its 2005 Annual Meeting of Shareholders which will be filed later in March 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: March 1, 2005	By:	/s/ Richard A. Cheap
Richard A. Cheap, Secretary